EXHIBIT 99.1

DIMON Incorporated Tel: 804 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(804) 791-6952
December 7, 2001

DIMON Announces Exchange Offer For 9 ⅝% Senior Notes Due 2011

Danville, VA - DIMON Incorporated (NYSE: DMN) announced today that it has commenced an exchange offer for all of its outstanding 9 ⅝% Senior Notes due 2011. DIMON is offering to exchange up to $200,000,000 aggregate principal amount of its 9 ⅝% Senior Notes due 2011 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its original unregistered 9 ⅝% Senior Notes due 2011. The terms of the exchange securities are identical in all material respects to the terms of the original securities for which they are being exchanged, except that the registration rights and the transfer restrictions, applicable to the original securities, are not applicable to the exchange securities.

DIMON will accept for exchange any and all original securities validly tendered on or prior to 5 p.m., New York City time, on the date the exchange offer expires, which will be January 8, 2002, unless the exchange offer is extended by DIMON.

The exchange offer is made only pursuant to DIMON's prospectus, dated December 7, 2001, which has been filed with the Securities and Exchange Commission as part of DIMON's Registration Statement on form S-4. The Registration Statement was declared effective by the Securities and Exchange Commission on December 6, 2001.

Copies of the prospectus and transmittal materials governing the exchange offer may be obtained from the Exchange Agent, SunTrust Bank, at the following address:

SunTrust Bank Attention: Jim McManus Corporate Trust Department 10th Floor, HDQ 5310 919 E. Main Street Richmond, Virginia 23219 Telephone: (804) 782-5726

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